Exhibit 99.2

News Release

Bonanza Creek Energy Inc. Announces Pricing of Upsized Public Offering of Additional 6¾% Senior Notes due 2021

Denver, Colorado, November 12, 2013 - Bonanza Creek Energy Inc. (NYSE:BCEI) (the “Company”) today announced the pricing of an additional $200 million aggregate principal amount of its 6¾% Senior Notes due 2021 (the “Additional Notes”) at a price equal to 104.5% of par, for a yield to worst of 5.769%. The offering was upsized from the previously announced $150 million aggregate principal amount. The Company originally offered and sold $300 million aggregate principal amount of initial notes of the same series on April 9, 2013.

The Additional Notes will have identical terms, other than the issue date, as the initial notes. The Additional Notes will constitute part of the same series as the initial notes and will trade with the initial notes as a single class. Like the initial notes, the Additional Notes will be fully and unconditionally guaranteed on a senior unsecured basis by all of the Company’s existing and future subsidiaries that incur or guarantee certain indebtedness. The Company intends to use a portion of the net proceeds from the offering to repay all of the outstanding borrowings under its revolving credit facility and will use the remainder for general corporate purposes, which may include funding its drilling and development program and other capital expenditures.

Wells Fargo Securities, J.P. Morgan, KeyBanc Capital Markets, RBC Capital Markets and BMO Capital Markets are acting as joint book-running managers and BBVA, IBERIA Capital Partners L.L.C., Scotiabank, Societe Generale, Capital One Securities, Credit Agricole CIB, Global Hunter Securities and SunTrust Robinson Humphrey are acting as co-managers for the offering. A copy of the preliminary prospectus supplement and prospectus relating to the offering may be obtained by contacting Wells Fargo Securities, LLC, Attn: Client Support, 550 South Tryon Street, 7th Floor, Charlotte, NC 28202, Telephone: (800) 326-5897, Email: cmclientsupport@wellsfargo.com.

You may also obtain these documents for free when they are available by visiting EDGAR on the website of the SEC at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”). The offering is made pursuant to an effective shelf registration statement and prospectus filed by the Company with the SEC.

About Bonanza Creek Energy, Inc.

Bonanza Creek Energy, Inc. is an independent oil and natural gas company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States. The company’s assets and operations are concentrated primarily in the Rocky Mountains in the Wattenberg Field, focused on the Niobrara oil shale, and in southern Arkansas, focused on the oily Cotton Valley sands.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.

Further information on such assumptions, risks and uncertainties is available in the Company’s SEC filings. The Company refers you to the discussion of risk factors in Part I, Item 1A-”Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities Exchange Commission on March 15, 2013. The Company’s SEC filings are available on the Company’s website at www.bonanzacrk.com and on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information, please contact:

Mr. Ryan Zorn
Vice President - Finance
720-440-6172

Mr. James Masters
Investor Relations Manager
720-440-6121